Filed Pursuant to Rule 424(b)(1)
                                              Registration File No.: 333-147768


                                  PROSPECTUS

                                    [LOGO]

                      GREATER ASIA REALTY HOLDINGS, LTD.

                                 500,000 UNITS


       We are offering 500,000 units. Each unit consists of one share of our common stock, two Class A warrants exercisable at $0.50 for one year from the date of this prospectus and four Class B warrants exercisable at $0.75 for two years from the date of this prospectus. Each warrant entitles the holder to acquire one share of our common stock. The warrants are redeemable under certain circumstances. The exercise price of the warrants bears no relationship to any objective criteria of value and should in no event be regarded as an indication of any future market price or value of the securities offered in this offering.

       Prior to this offering, no public market has existed for shares of our common stock and warrants. There is no assurance that a trading market for the shares of our common stock or warrants will ever develop.

       The offering will remain open until January 16, 2009, unless the maximum proceeds are received earlier or we decide to stop selling our securities. There is no required minimum number of units to be sold. Because there is no minimum amount of units that must be sold, we may receive no proceeds or very little proceeds from this offering.

       The offering is being made directly by us through our sole officer-director who will not receive any compensation for such sales.

Price Table

                                           ------------------------------------------------------------------
                                                    Total proceeds before expenses assuming sale of
                              -------------------------------------------------------------------------------
                               Per Unit        125,000 units         250,000 units         500,000 units
                                                    25%                   50%                   100%
----------------------------- ------------ ---------------------- --------------------- ---------------------
Initial public offering price    $1.00            $125,000              $250,000              $500,000
----------------------------- ------------ ---------------------- --------------------- ---------------------

       This investment involves a high degree of risk and substantial dilution. You should purchase units only if you can afford a complete loss of your investment. We strongly urge you to read the entire prospectus. YOU SHOULD CAREFULLY REVIEW THE SECTION TITLED "RISK FACTORS" BEGINNING ON PAGE 5 FOR A DESCRIPTION OF THE SIGNIFICANT RISKS INVOLVED IN OUR BUSINESS AND IN PURCHASING OUR SECURITIES BEFORE MAKING ANY INVESTMENT DECISIONS. No escrow or trust account will be established. Your funds are to be paid directly to us. At the time of subscribing, you will not be able to know how many shares or units other investors will purchase.

       The information in this prospectus is not complete and may be changed. We are not permitted to sell the units until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state in which the offer or solicitation is not permitted.

       Brokers or dealers effecting transactions in the securities being offered pursuant to this prospectus should confirm that the securities are registered under applicable state law or that an exemption from registration is available.

       Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this prospectus is January 16, 2008.

                                    [LOGO]

                      GREATER ASIA REALTY HOLDINGS, LTD.

                               TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                          3
RISK FACTORS                                                                5
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS                   9
USE OF PROCEEDS                                                            10
DIVIDEND POLICY                                                            11
DILUTION                                                                   11
CAPITALIZATION                                                             13
BUSINESS                                                                   13
PLAN OF OPERATION                                                          17
MANAGEMENT                                                                 18
INDEMNIFICATION OF SOLE OFFICER-DIRECTOR                                   19
PRINCIPAL SHAREHOLDER                                                      20
CERTAIN TRANSACTIONS                                                       20
DESCRIPTION OF CAPITAL STOCK                                               20
PLAN OF DISTRIBUTION                                                       23
TRANSFER AGENT                                                             24
SHARES ELIGIBLE FOR FUTURE SALE                                            24
LEGAL MATTERS                                                              24
EXPERTS                                                                    24
AVAILABLE INFORMATION                                                      25
INDEX TO FINANCIAL STATEMENTS                                              26
SUBSCRIPTION AGREEMENT                                                     35


DEALER PROSPECTUS DELIVERY OBLIGATION

Until January 16, 2009, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUMMARY

OUR COMPANY

       Greater Asia Realty Holdings, Ltd. is a development stage company and is incorporated in the State of Delaware on January 30, 2007. We were formed in order to create and realize value by identifying and making opportunistic real estate investments by the direct acquisition, development, rehabilitation, financing and management of real properties within Malaysia.

       We look to acquire real estate holdings and properties which our management believes can primarily produce capital appreciation. Depending on the properties, we will also seek to gain income from these holdings. Our management is concentrating its efforts on defining and building focused operating businesses with recurring sources of income.

       We have not had any operating revenues from operations. We have only one employee, Mr. Tay Chong Weng, who is our sole officer, director and controlling shareholder. We voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934 (the "Exchange Act") by filing a registration statement on Form 10-SB12G on June 22, 2007.

       The address of our principal executive office is M-3-19 Plaza Damas, Sri Hartamas, Kuala Lumpur, Malaysia 50480. Our telephone number is (603) 2178-4947. Our registered statutory office is located at 25 Greystone Manor, Lewes, Delaware 19958 USA.

The Offering
-------------------------------------     --------------------------------------
Securities offered by us:                 Up to 500,000 units, each consisting
                                          of 1 share of common stock, 2
                                          Class A redeemable warrants and 4
                                          Class B redeemable warrants.
-------------------------------------     --------------------------------------
Price:                                    $1.00 per unit
-------------------------------------     --------------------------------------
Common stock outstanding prior to         16,415,000
the offering:
-------------------------------------     --------------------------------------
Common stock outstanding after            16,540,000 if 25% of offering is sold
the offering:                             16,665,000 if 50% of offering is sold
                                          16,915,000 if 100% of offering is sold

Percentage of common stock                99% if 25% of offering is sold
outstanding after the offering to         98% if 50% of offering is sold
be held by our sole executive             97% if 100% of offering is sold
officer-director
                                          As a result, our sole executive
                                          officer-director will exercise
                                          control over our direction.
-------------------------------------     --------------------------------------
                                          Class A, 1-year redeemable warrant
                                          to purchase 1 share of common stock
                                          at $0.50 per share until January 16,
                                          2009.
Warrants:
                                          Class B, 2-year redeemable warrant
                                          to purchase 1 share of common stock
                                          at $0.75 per share until January 16,
                                          2010.
-------------------------------------     --------------------------------------
Terms:                                    No minimum amount required to be sold
                                          before we use the offering proceeds.
-------------------------------------     --------------------------------------

Plan of distribution:                     We will attempt to sell our securities
                                          without an underwriter. They will be
                                          offered for sale by our principal
                                          executive officer.
-------------------------------------     --------------------------------------
Use of proceeds:                          Purchase and renovation of property,
                                          for marketing purposes, and working
                                          capital purposes.
-------------------------------------     --------------------------------------

       Unless otherwise specifically stated, information throughout this prospectus assumes: 500,000 units will be sold; the Class A and B warrants will not be exercised; and excludes 1,000,000 shares reserved for issuance under our stock option plan.

       There is no public market for our common shares and warrants and there can be no assurance that a public market for our common shares and warrants will ever develop. Without a public market, there will be no liquidity in your investment in our securities which means that you may be unable to resell your common shares and warrants, and if you are able to resell them, you may not be able to recover your investment.

SUMMARY FINANCIAL DATA

       The following summary financial data should be read in conjunction with our audited financial statements, including notes, and other financial information included elsewhere in this prospectus. The financial information as of December 31, 2007 is not necessarily indicative of results that may be expected for the entire year.

       The following table sets forth our selected financial data for the period from the date of our inception on January 30, 2007 to December 31, 2007.

Statement of operations data

                                          --------------------------------------
                                                     For the period
                                              January 30, 2007 (inception)
                                               through December 31, 2007
----------------------------------------- --------------------------------------
Revenue from operations                           $           0
----------------------------------------- --------------------------------------
Total costs and expenses                                  6,366
----------------------------------------- --------------------------------------
Net loss                                                 (6,366)
----------------------------------------- --------------------------------------
Net loss per common share outstanding                     (0.00)
----------------------------------------- --------------------------------------
Weighted average shares outstanding                  16,415,000
----------------------------------------- --------------------------------------

       The following table is a summary of our balance sheet at December 31, 2007.

Balance sheet data
                                        ---------------------------------------
                                                As of December 31, 2007
--------------------------------------- ---------------------------------------
Current assets                                    $           0

Working capital                                               0
--------------------------------------- ---------------------------------------
Total assets                                                  0
--------------------------------------- ---------------------------------------
Total liabilities                                         2,227
--------------------------------------- ---------------------------------------
Total shareholders' equity (deficit)                     (2,227)
--------------------------------------- ---------------------------------------

                                 RISK FACTORS

       Please carefully consider these risks. Our securities should only be considered for purchase if you can afford the risk of losing your entire investment. Prior to purchasing our securities, prospective investors should carefully consider the following risk factors:

We Have No Operating History Accordingly; No Indication Of Our Future Performance Exists.

       We are a newly organized development stage company, having been incorporated on January 30, 2007, and have a very limited operating history from which to evaluate our business and prospects. We have had no revenues. We had a loss of $6,366 from January 30, 2007 (inception) to December 31, 2007. An investor in our securities must consider the uncertainties, expenses and difficulties frequently encountered by companies such as ours that are in the early stages of development. Furthermore an investor in our company should take special note of the fact that we operate in a highly competitive industry. Our operations may never generate significant revenues and we may never achieve profitable operations. An investor should consider the likelihood of our future success to be highly speculative in light of our limited operating history, as well as the problems, limited resources, expenses, risks and complications frequently encountered by similarly situated companies in the early stages of development. To address these risks, we must, among other things:

        o be successful in raising capital,

        o identify properties with income and appreciation potential,

        o effectively manage and lease those properties which we acquire,

        o effectively manage our growth by using leverage, and

        o attract, retain and motivate qualified personnel.

       If we are unable to successfully address these risks, our business plan may not yield the results we anticipate, and as such our prospects of profitability may be delayed or we may never achieve profitability.

We Will Have Difficulty Locating Suitable Investments Because Of Our Limited Capital And Due To Competition From Better Capitalized Companies.

       Identifying, completing and realizing returns on real estate investments have generally been highly competitive, and involve a high degree of uncertainty. We will be competing for investments primarily with individuals and other small businesses which may have more financial resources than we have. Because of our limited resources, we will have more difficulty in acquiring properties than our competition, which may be better capitalized. There can be no assurance that we will be able to locate and complete investments which satisfy our rate of return objective or realize upon their value or that we will be able to fully invest our available capital.

We May Acquire A Property That Meets Our Investment Criteria; However, Due To Unforeseen Circumstances, The Property May Not Perform As Expected.

       We intend to acquire existing properties to the extent that they can be acquired with advantageous terms and meet our investment criteria. Our investment criteria is to generally acquire either commercial or residential properties in the $100,000 to $1,000,000 cost range, including any required renovation, with an expected profit on resale of 25% to 50%. Acquisitions of properties entail general investment risks associated with any real estate investment, including the risk that investments will fail to perform as expected, the estimates of the cost of improvements to bring an acquired property up to standards established for the intended market position may prove inaccurate and the occupancy rates and rents achieved may be less than anticipated.

Actual Renovation Costs May Be Substantially Higher Than The Estimate We Used When We Acquired A Property.

       Initially we intend to acquire only complete properties which may require some renovation. There are a number of risks which we face, including; the risk that we do not properly estimate the renovation costs; the risk that renovation and lease of the property may not be completed timely, resulting in increased debt service cost; the risk that material shortages or labor shortages and other factors outside our control, may cause delays, also resulting in increased debt service cost; and the risk of inability or delays in obtaining any required zoning, land-use, building, occupancy and other required governmental permits and authorizations. In addition, renovation activities, regardless of whether or not they are ultimately successful, typically require a substantial portion of management's time and attention.

Our Business Plan Currently Expects To Utilize Debt Financing To Acquire Some Of Our Properties.

       We do not currently have any debt financing, however, we anticipate the need of obtaining debt financing as we add additional properties in the future. The following items relating to debt financing do not currently affect us; however, we do expect them to impact us in the future:

       Leverage - Some of our real estate investments may utilize a leveraged capital structure, in which case a third party lender would be entitled to cash flow generated by such investments prior to us receiving any return. As a result of such leverage, we would be subject to the risks normally associated with debt financing, including the risk that cash flow from operations and investments will be insufficient to meet required payments of principal and interest, the risk that existing debt (which in most cases will not have been fully amortized at maturity) will not be able to be refinanced or that the terms of such refinancing will not be as favorable to us, and the risk that necessary capital expenditures for such purposes as renovations and other improvements will not be able to be financed on favorable terms or at all. While such leverage may increase our returns or the funds available for investment, it also will increase the risk of loss on a leveraged investment. If we default on secured indebtedness, the lender may foreclose and we could lose our entire investment in the security for such loan. Because we may engage in portfolio financings where several investments are cross-collateralized, multiple investments may be subject to the risk of loss. As a result, we could lose our interest in performing investments in the event such investments are cross-collateralized with poorly performing or nonperforming investments. In addition, recourse debt, which we reserve the right to obtain, may subject our other assets to risk of loss.

       Risk of Rising Interest Rates - We may incur indebtedness in the future that bears interest at a variable rate or may be required to refinance our debt at higher rates. Accordingly, increases in interest rates could increase our interest expense and adversely affect our financial condition and results of operations.

       Covenants - Various credit facilities or other debt obligations may require us to comply with a number of financial and other covenants on an ongoing basis. Failure to comply with such covenants may limit our ability to borrow funds or may cause a default under our then-existing indebtedness.

       No Limitation on Debt - Our organizational documents do not contain any limitation on the amount of indebtedness we may incur. We also have the ability to use a more highly leveraged business strategy than typically used by REITs.

       Accordingly, we could become highly leveraged, resulting in an increase in debt service that could increase the risk of default on our indebtedness.

Investments In Real Estate Are Illiquid, Which Could Result In Significant Losses In The Event Of A Downturn In The Real Estate Market.

       Investments in real estate will be highly illiquid. Such illiquidity limits our ability to modify our portfolio in response to changes in economic or other conditions. Illiquidity may result from the absence of an established market for our investments as well as legal or contractual restrictions on their resale by our company.

Because   Our  Business  Depends  On  The  Acquisition   Of   Properties,   The
Unavailability Of Properties Could Reduce Our Revenues Or Negatively Affect Our Results Of Operations.

       Our operations and revenues are highly dependent on our ability to expand our portfolio of properties. We may compete for available properties with persons and entities that possess significantly greater financial, marketing and other resources. Competition generally may reduce the amount of property available as well as increase the bargaining power of property owners seeking to sell. An inability to effectively carry out any of our sales/leasing activities may reduce our revenues or negatively affect our results of operations.

A Deterioration Of Regional Or National Economic Conditions Could Reduce Our Revenues More Specifically An Economic Downturn In Malaysia Could Reduce Our Revenues Or Our Ability To Develop Our Business.

       Our ability to lease and in the future sell any properties we may acquire could be affected due to a deterioration of regional or national economies, because we plan to acquire properties only in Malaysia. Any economic downturn in Malaysia could reduce our revenues or our ability to grow our business.

Poor Relations With Tenants Could Negatively Impact Our Business, Which Could Cause Our Revenues Or Results Of Operations To Decline.

       As a landlord, we may be expected by tenants from time to time to resolve any real or perceived issues or disputes that may arise in connection with their occupation of our property. Any efforts made by us in resolving these issues or disputes could be deemed unsatisfactory by the affected tenants and any subsequent action by these tenants, including withholding rent or refusing to vacate the property could negatively affect our ability to collect rent and/or re-let our properties, which could cause a delay in our income stream/cash flow and cause revenues or results of operations to decline. In addition, we could be required to make material expenditures related to the settlement of these issues or disputes.

Because We Are Selling The Offering Without Making Any Arrangements For Escrow Of The Proceeds, If We Only Sell A Small Number Of Units, Our Ability To Pursue Our Business Plan Would Be Significantly Diminished And It Would Be Very Difficult, If Not Impossible, For Us To Be Profitable.

       There is no minimum-offering amount that we must sell before we use the proceeds of the offering. Funds tendered by prospective purchasers will not be placed in escrow, but will be available for use by us immediately upon acceptance, for the purposes and in the amounts as estimated in the section of this prospectus entitled "Use of Proceeds." Lack of an escrow arrangement could cause greater risk to the investors in the event that insufficient capital is raised in the offering. No commitment exists by anyone to purchase all or any part of this offering.

Our Business Operations Could Be Severely Impacted Or Shut Down As A Result Of Political Or Economic Instability And/Or Terrorist Activities, Which Could Result In A Total Loss Of Any Investment You Make In Our Securities.

       The terrorist situation in southern Thailand has worsened, with 112 alleged Islamic militants killed by Thai security forces in late April 2006. The risk of this spilling over into Malaysia's northern states is exacerbated by the very porous border between the two countries. Tight control by the government helps to limit internal interracial tensions, however, any terrorist or threatened terrorist activities in or near our business location could severely restrict our operations and reduce possible revenues. In addition, any adverse changes to the current economy, political climate, currency, environment for foreign businesses or security could reduce our revenues or our ability to grow our business, which would result in loss of revenues and a total loss of your investment.

We Are Subject To The Many Risks Of Doing Business Internationally, Including But Not Limited To The Difficulty Of Enforcing Liabilities In Foreign Jurisdictions.

       We are a Delaware corporation and, as such, are subject to the jurisdiction of the State of Delaware and the United States courts for purposes of any lawsuit, action or proceeding by investors herein. An investor would have the ability to effect service of process in any action on the company within the United States. In addition, we plan to register as a foreign corporation doing business in Malaysia and will be subject to the local laws of Malaysia governing investors' ability to bring actions in foreign courts and enforce liabilities against a foreign private issuer, or any person, based on U.S. federal securities laws. Generally, a final and conclusive judgment obtained by investors in U.S. courts would be recognized and enforceable against us in the Malaysian courts having jurisdiction without reexamination of the merits of the case.

       Since our sole officer and director reside outside the United States, substantially all or a portion of his assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised that, based on the political climate in Malaysia, there is doubt as to the enforceability of judgments obtained in U.S. Courts.

Because We Operate In A Foreign Country, Our Business Is Subject To Foreign Currency Fluctuations And Risks Which Could Severely Impact Our Revenues And Results Of Operations.

       We conduct business in a currency other than the U.S. Dollar and the Malaysian Ringgit has been floated against a basket of currencies, which include the Chinese Renminbi. We will have exposure to exchange rate fluctuations. At some point in the future, the exchange rate could fluctuate substantially more which would cause us exposure to exchange rate risk, as our profits would then be subject to exchange rate fluctuations. Any broad-based regional currency crisis could cause a major shift in the exchange rate, as could a dramatic collapse in the US dollar. If in the future, there are much wider fluctuations in the exchange rate, we would attempt to reduce our transaction and translation gains and losses associated with converting foreign currency into U.S. Dollars by entering into foreign exchange forward contracts to hedge certain transaction and translation exposures. Any such risks could severely impact our revenues and results of operations, which could reduce the value of any investment you make in our securities.

There Is No Underwriter For This Offering So We Cannot Be Sure As To The Amount Of Capital We Will Raise.

       There is no underwriter for this offering. Therefore, you will not have the benefit of an underwriter's due diligence efforts which would typically include underwriter involvement in the preparation, investigation and verification of the information for disclosure and in the pricing of the securities being offered, as well as other matters. Because we do not have any experience in the public sale of our securities, investors may not be able to rely on our ability to consummate this offering. Accordingly, there can be no assurance as to the number of units that may be sold or the amount of capital that may be raised by this offering.

In The Event Our Common Stock Share Price Is Less Than $5.00, Penny Stock Regulation May Restrict The Marketability Of Our Securities And Cause The Price Of Our Securities To Decline.

       The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. If our stock price declines to below $5.00, our common stock will be subject to rules that impose additional sales practice requirements on broker-dealers. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase and a risk disclosure document relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Also, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of investors to sell our securities in the secondary market and may affect the price at which such purchasers can sell any such securities.

Because We May Be Unsuccessful In Raising At Least $125,000 From This Offering To Purchase Our First Property And To Satisfy Our Liquidity Needs For The Next 12 Months, We May Be Unable To Commence Operations And Pursue Our Business Plan.

       We need at least $125,000 to purchase no more than one rental property and commence operations. We may be unable to raise $125,000 from this offering and therefore will be unable to pursue our business plan.

       If we are unable to raise at least $125,000 in this offering, we will attempt to borrow funds from a bank or other financial institution to satisfy our minimum cash requirements, up to $125,000, to initiate operations and purchase no more than one rental property. If we are unable to borrow funds from a bank or other financial institution, our president and sole-director, Tay Chong Weng, has agreed to lend us the money required to satisfy our minimum cash requirements.

Because Our Sole Officer-Director, At His Discretion, May Borrow Funds For Us Without Stockholder Approval, The Value Of Our Shares May Decline.

       Our sole officer-director has the right, in his sole discretion, to borrow funds on our behalf. Our sole officer-director does not require stockholder approval prior to borrowing. Our assets may be used as collateral for borrowings. If we have difficulty repaying these borrowings out of our working capital, we may be forced to liquidate assets at an inappropriate time or default. In the event of a default, our lender may dispose of collateral to the detriment of our business and the value of our shares may decline and the equity of our stockholders may be reduced or eliminated.

The Loss Of The Continued Services Of Tay Chong Weng Could Adversely Affect Our Business And Decrease The Value Of Our Securities.

       Our executive management currently consists solely of Tay Chong Weng. Our success depends on his continued employment with our company. We will continue to be especially dependent on the services of Tay Chong Weng, president and chief executive officer. Loss of his services for any substantial time would materially adversely affect our results of operations and financial condition. Subject to availability of sufficient funds, we plan to consider obtaining "key-man" insurance covering Tay Chong Weng.

Our Sole Director Tay Chong Weng Has Significant Control Over Stockholder Matters, Which Will Restrict The Ability Of Minority Shareholders To Influence Our Activities That Might Be Beneficial To Them.

       Our sole director Tay Chong Weng holds 16,390,000 of our common shares, which represent approximately 99.8% of the outstanding as of December 31, 2007, which gives him voting control over all matters submitted to a vote of the holders of common stock, including the election of directors, amendments to our certificate of incorporation and approval of significant corporate transactions. This consolidation of voting power could also have the effect of delaying, deterring or preventing a change in control of our company that might be beneficial to other stockholders. In addition, if a takeover is delayed, deterred or prevented, shareholders may be prevented from receiving a premium price for their shares.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

       We have made some statements in this prospectus, including some under "Prospectus Summary," "Risk Factors," "Business," "Plan of Operation," and elsewhere, which constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "seeks," "potential," or "continue" or the negative of these terms or other comparable terminology. We do not intend to update any forward-looking statements except as required by law.







            [The balance of this page is intentionally left blank]

                                USE OF PROCEEDS

       Assuming an offering price of $1.00 per unit, if we sell all 500,000 units being offered, we estimate that we will receive net proceeds, after the estimated expenses of the offering, of $490,000. If less than the maximum number of units is sold, we will receive less. There is no assurance that we will receive sufficient proceeds to cover the cost of the offering.

       The following table explains our anticipated use of the net proceeds of this offering, based upon various levels of sales achieved: 25%, 50%, and 100%. There is no assurance we will sell 25%, or an amount sufficient to cover the cost of the offering.

--------------------------- ---------------- ---------------- ------------------
Percentage of
Offering Completed:                25%              50%              100%
--------------------------- ---------------- ---------------- ------------------
Units sold                          125,000          250,000            500,000
--------------------------- ---------------- ---------------- ------------------
Gross Proceeds                     $125,000         $250,000           $500,000
--------------------------- ---------------- ---------------- ------------------
Offering Costs                       10,000           10,000             10,000
--------------------------- ---------------- ---------------- ------------------
Net Proceeds                       $115,000         $240,000           $490,000
--------------------------- ---------------- ---------------- ------------------
                             Application of Proceeds:
--------------------------- ---------------- ---------------- ------------------
Purchase of property                100,000          200,000            400,000
--------------------------- ---------------- ---------------- ------------------
Renovation of property               10,000           30,000             60,000
--------------------------- ---------------- ---------------- ------------------
Working capital                       5,000           10,000             30,000
--------------------------- ---------------- ---------------- ------------------
Total                              $115,000         $240,000           $490,000
--------------------------- ---------------- ---------------- ------------------

       We intend to use the above projected net proceeds; approximately 82%, for purchase of property; 12%, for the renovation of property; and 6%, for working capital and general corporate purposes. Any additional proceeds we may receive from the exercise of the Class A and B warrants, we plan to use primarily for the purchase of additional income producing properties.

       Working capital is the amount of our current assets, such as cash, receivables and work in process, in excess of our current liabilities, such as accounts payable. Working capital may be used to pay the salaries and expenses of employees, including management personnel, although no salaries have been paid to date. After the completion of this offering, the board of directors may consider entering into an employment agreement with Tay Chong Weng in which he may be compensated for his services. At the present time, Tay Chong Weng is the sole member of the board of directors.

       If we do not sell the maximum number of units offered, there will be an impact upon our operations. If the proceeds of this offering are insufficient to enable us to develop our business, we may have to borrow funds from banks and other lenders or make other financial arrangements, including but not limited to the sale of additional securities in order to fund our purchase of income producing properties. No assurance can be given, however, that any such loans or arrangements will successfully be made or that any such funds will be available to us, let alone on reasonable terms.

       The allocation of the net proceeds of the offering set forth above represents our best estimates based upon our current plans and certain assumptions regarding industry and general economic conditions and our future revenues and expenditures. If any of these factors change, we may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

       Based upon current plans and assumptions relating to our plan of operation and assuming the sale of at least 25% of the offering or 125,000 units, we anticipate that the proceeds of this offering will satisfy our capital requirements for a period of approximately 12 months following completion of this offering. However, if our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or curtail our operations.

       Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

                                DIVIDEND POLICY

       We have never declared or paid any cash dividends on our capital stock. Our future payment of dividends will depend on decisions that will be made by our Board of Directors from time to time based on our results of operations and financial condition and such other business considerations as our Board of Directors considers relevant. We presently anticipate that we will retain all available funds for use in the operation and expansion of our real estate business and do not anticipate paying any dividends in the foreseeable future.

                        DETERMINATION OF OFFERING PRICE

       As no underwriter has been retained to offer our units, the offering price of our units was not determined by negotiation with an underwriter as is customary in underwritten public offerings. Rather, we arbitrarily selected the offering price of $1.00 per unit. There is no relationship between the offering price of the units and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our common stock and warrants. Although we considered our lack of operating history; the proceeds to be raised by the offering; the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders; the applicability of securities rules and regulations governing a "penny stock" which is generally defined as priced below $5.00; our belief in the future economic prospects of the Company; and our relative cash requirements, ultimately the offering price was determined arbitrarily.

                                   DILUTION

       A company's net tangible book value per share consists of its total tangible assets minus its total liabilities, divided by the total number of shares of common stock outstanding. As of December 31, 2007, we had a net tangible book value of $0 or approximately $0.00 per share.

       As of December 31, 2007, after adjusting for the issuance of 500,000 units in this offering at an assumed offering price of $1.00 per unit and the receipt by us of the net proceeds from this offering, then our as adjusted net tangible book value would have been approximately $490,000 or about $0.03 per share of common stock.

       This represents an immediate increase in net tangible book value of about $0.03 per share to the existing stockholders and an immediate dilution of approximately $0.97 per share to the new investors purchasing the units in this offering. If less than the entire offering is sold, the dilution to new investors would be greater.

       The following table explains the dilution of this offering, based upon various levels of units sold.

                                       ---------------------------------------
                                           Percentage of offering completed
                                       ---------------------------------------
                                           25%          50%          100%
-------------------------------------- ----------- ------------- -------------
                            Units sold    125,000       250,000       500,000
                                          Shares        Shares        Shares
-------------------------------------- ----------- ------------- -------------
Offering price per unit                     $1.00         $1.00         $1.00
-------------------------------------- ----------- ------------- -------------
Net tangible book value per
share before offering                        0.00          0.00          0.00
-------------------------------------- ----------- ------------- -------------
Increase per share due to
offering                                     0.00          0.01          0.03
-------------------------------------- ----------- ------------- -------------
As adjusted net tangible book
value per share after offering               0.00          0.01          0.03
-------------------------------------- ----------- ------------- -------------
Dilution per share of common
stock to investors in this offering         $1.00         $0.99         $0.97
-------------------------------------- ----------- ------------- -------------

       The following tables summarize, as of December 31, 2007, the number and percentage of shares of common stock purchased from our company, the amount and percentage of the consideration paid and the average price per share paid by the existing stockholders and by new investors pursuant to this offering. The tables are based on sales of 25%, 50% and 100% of the units offered. There is no assurance we will sell 25%, or an amount sufficient to cover the cost of the offering. The calculation below is based upon an initial public offering price of $1.00 per unit, before deducting the estimated offering expenses paid by us.

       If we sell 25% of the offering - 125,000 units

                          ------------------------------- --------------------------------- ----------------
                                 Shares purchased               Total consideration             Average
                          ------------------------------- ---------------------------------      price
                                Number         Percent            Amount          Percent      per share
------------------------- -------------- ---------------- ----------------- --------------- ----------------
Existing stockholders        16,415,000            99.2%          $  4,139            3.2%          $0.0003
------------------------- -------------- ---------------- ----------------- --------------- ----------------
New investors                   125,000             0.8%           125,000           96.8%           1.00
------------------------- -------------- ---------------- ----------------- --------------- ----------------
Total                        16,540,000           100.0%          $129,139          100.0%               --
------------------------- -------------- ---------------- ----------------- --------------- ----------------

       If we sell 50% of the offering - 250,000 units

                          ------------------------------- --------------------------------- ----------------
                                 Shares purchased               Total consideration             Average
                          ------------------------------- ---------------------------------      price
                                Number         Percent            Amount          Percent      per share
------------------------- -------------- ---------------- ----------------- --------------- ----------------
Existing stockholders        16,415,000            98.5%          $  4,139            1.6%          $0.0003
------------------------- -------------- ---------------- ----------------- --------------- ----------------
New investors                   250,000             1.5%           250,000           98.4%           1.00
------------------------- -------------- ---------------- ----------------- --------------- ----------------
Total                        16,665,000           100.0%          $254,139          100.0%               --
------------------------- -------------- ---------------- ----------------- --------------- ----------------

       If we sell 100% of the offering - 500,000 units

                          ------------------------------- --------------------------------- ----------------
                                 Shares purchased               Total consideration             Average
                          ------------------------------- ---------------------------------      price
                                Number         Percent            Amount          Percent      per share
------------------------- -------------- ---------------- ----------------- --------------- ----------------
Existing stockholders        16,415,000            97.0%          $  4,139            0.8%          $0.0003
------------------------- -------------- ---------------- ----------------- --------------- ----------------
New investors                   500,000             3.0%           500,000           99.2%           1.00
------------------------- -------------- ---------------- ----------------- --------------- ----------------
Total                        16,915,000           100.0%          $504,139          100.0%               --
------------------------- -------------- ---------------- ----------------- --------------- ----------------

                                CAPITALIZATION

       The following table sets forth our capitalization on December 31, 2007. This table should be read in conjunction with our audited financial statements included in this prospectus.

                                            -----------------------------------
                                                     December 31, 2007
------------------------------------------- -----------------------------------
Total liabilities                                        $   2,227
------------------------------------------- -----------------------------------
Stockholders' equity                                             -
  Preferred stock, par value $0.0001
    20,000,000 shares authorized
------------------------------------------- -----------------------------------
  Common stock, par value $0.0001
    250,000,000 shares authorized
    16,415,000 issued and outstanding                        1,642
------------------------------------------- -----------------------------------
   Additional paid in capital                                2,497
------------------------------------------- -----------------------------------
   Accumulated deficit during
    development stage                                       (6,366)
------------------------------------------- -----------------------------------
Total stockholders' equity (deficit)                     $  (2,227)
------------------------------------------- -----------------------------------
Total liabilities & stockholders' equity                 $       0
------------------------------------------- -----------------------------------




                                   BUSINESS

                                  OUR COMPANY

ORGANIZATION AND BUSINESS SUMMARY

       We were incorporated on January 30, 2007, in the State of Delaware. We were formed with the stated purpose of conducting any lawful business activity. However, our purpose is to engage in the real estate business in Malaysia.

       We are considered a development stage company. To date, our activities have consisted of startup and organizational activities and the development of our business plan.

       Our primary objective is to acquire, make necessary renovations and operate real properties to generate current positive cash flow while holding such properties for possible long-term appreciation and resell.

       To date we have not purchase any property. Our plan is to acquire at least one property within 3 months after the completion of this offering. At that point, we would anticipate acquiring residential properties in the $100,000 to $500,000 range (all amounts in this registration statement are in US$ Dollars, unless otherwise noted). We expect to acquire the properties using cash, mortgage financing or our common stock or any combination thereof. We anticipate that the majority of the properties acquired will be in Kuala Lumpur, Malaysia. If we decide to sell a property, we will do it ourselves to the extent deemed practical. If necessary, broker services will be used to expedite a given sale.

       The address of our principal executive office is at c/o Tay Chong Weng, M-3-19 Plaza Damas, Sri Hartamas, Kuala Lumpur 50480, Malaysia, and our telephone number at this location is (603) 2178-4947.

       We have no recent operating history and no representation is made, nor is any intended, that we will be able to carry on future business activities successfully. We may not have the ability to acquire property that will be of material value to us. Our management plans to investigate, research, and, if justified, attempt to acquire properties. We currently have no commitment or arrangement, written or oral, to participate in any property acquisition and management cannot predict the nature of any potential property acquisition it may ultimately consider. Management will have broad discretion in its search and negotiations for any property acquisition.

TYPES OF PROPERTIES WE MAY ACQUIRE

       We intend to acquire the following types of properties:

       Residential: We will seek single-family homes, residential units in existing buildings and residential apartment buildings. We will seek properties in low to middle income areas. In general, our residential properties will be located in Kuala Lumpur, Malaysia or elsewhere in the Malaysian Federation. We estimate that the range of values for our residential properties will be from $100,000 to $500,000 per property.

       Commercial: We may seek offices and retail stores for acquisition as commercial properties. We will seek properties in commercially developed areas, such as industrial parks and in urban centers. We will initially seek properties located in Kuala Lumpur, Malaysia and may expand to other areas later within the Malaysian Federation. The estimated range of value for our commercial properties will be $500,000 to $1,000,000 per project.

       Undeveloped Properties: We will seek undeveloped property for resale or development. We will seek parcels which are in developed or developing areas and will be likely candidates for future development. These properties will be sought primarily in Johor Bahru, Malaysia. The estimated range of value for our undeveloped properties will be $1,000,000 to $5,000,000 per project.

       Conversion of Existing Structures: We will seek under utilized or abandoned commercial properties for conversion to residential use. We will convert buildings to achieve their highest and best use. We do not anticipate implementing plans for conversion of existing structures until after we have acquired other properties and have established our business operations. The estimated range of value and costs for a conversion project is at least $2,500,000.

OUR BUSINESS POLICIES WITH RESPECT TO ACQUIRING AND FINANCING PROPERTIES

       The following is a discussion of our business policies with respect to acquisition, development, financing and certain other activities. Our policies have been determined by our Board of Directors and, although the Board currently does not contemplate any changes to the policies, the Board may change these policies without a vote or other approval of stockholders.

ACQUISITION AND DEVELOPMENT POLICIES

       Our business and growth strategies are designed to maximize total return to stockholders over the medium term of approximately one to three years and the long term of more than three years. Our current policies contemplate the possibility of (1) direct ownership of income producing real estate properties, including ownership through wholly-owned Malaysian subsidiaries, (2) acquisition of unimproved property for development or resale, and (3) the acquisition and conversion of existing structures, which will involve turning commercial properties into residential properties. At the present time, we are interested in suitable properties located in Kuala Lumpur, Malaysia. Eventually we will seek properties throughout the Malaysian Federation. Generally, we intend to hold our properties for the long term. However, we may sell properties when we believe the economic benefits to our stockholders warrant such action. Our policy will be to acquire assets primarily for possible capital gain.

       Although we have no formal plan as to the allocation of assets among our investments, we generally intend after startup to limit investment in a single property to a maximum of 50% of our total assets. We expect to fund future development and acquisitions utilizing funds from future offerings of our securities, issuances of our equity securities, sale or exchange of existing properties, borrowed funds and retained cash flow. We believe our capital structure is advantageous because it permits us to acquire additional properties by issuing equity securities in whole or in part as consideration for the acquired properties, and our equity securities may be our primary consideration for acquisition during our startup phase.

       We intend to locate suitable properties through the use of licensed real estate brokers who will be advised of our requirements. It is anticipated that the sellers of the properties will pay any broker commissions or fees relating to the sale of properties to us.

FINANCING POLICIES

       We intend to make additional investments in properties and may incur indebtedness to make those investments. We have no limitation on the number or amount of secured indebtedness or mortgages that may be placed on any one of our future properties.

       Secured indebtedness incurred by us may be in the form of purchase money obligations to the sellers of properties, publicly or privately placed debt instruments, or financing from banks, institutional investors or other lenders. This indebtedness may be recourse to all or any part of our assets, or may be limited to the particular property to which the indebtedness relates. The proceeds from any borrowings by us may be used for refinancing existing indebtedness, for financing development and acquisition of properties, for the payment of dividends and for working capital.

       If the Board determines to raise additional equity capital, the Board has the authority, generally without stockholder approval, to issue additional common stock, preferred stock or other of our capital stock in any manner (and on such terms and for such consideration) as it deems appropriate, including in exchange for property. Existing stockholders have no preemptive right to purchase shares issued in any offering, and any such offering might cause a dilution of a stockholder's investment in us.

COMPETITION

       The first competitive consideration is to locate real estate for purchase that is within our pricing limitations and is considered to be priced right for the market in that particular area. The competition for real estate is intense, and includes firms as small as one person working out of their home to multi-national conglomerates.

       Once a property is acquired, the first task is to complete necessary repairs and renovations. When the property is available for sale, the major risk factor is to conclude a profitable sale. In this regard, a problem with some properties is the individuals who agree to a purchase contract may not be qualified to receive mortgage financing. The time period of removing the property from the market and then discovering that the purchaser is not mortgage qualified is costly in terms of reduced profits when a sale is concluded.

       Our profit potential is wholly dependent upon the ability of our officers and employees to purchase property and resell it at a price level which will provide profits to us. There is no assurance that these objectives will be realized. It is reasonable to assume that any property acquired and prepared for resale will eventually be sold. However, it may be that an eventual resale will be at a loss.

       Because of the nature of this business there are no statistics that indicate the number of investors in the business or the financial extent of their activities. We will basically be in the same competitive position as any other investor seeking to purchase real estate in our anticipated price range.

GOVERNMENTAL REGULATIONS, APPROVAL, COMPLIANCE

       The purchase and sale of real estate is essentially a private transaction. We do not expect that environmental laws of Malaysia will have any impact on our planned real estate purchases, either in terms of compliance or cost or otherwise. We do not intend to purchase any property where environmental concerns exist.

FOREIGN OWNERSHIP REGULATION OF MALAYSIA

       There are three main areas of regulation of real property in Malaysia. First, the National Land Code of 1965 is the most significant legal regulation of real estate transactions. Second, the constitution of Malaysia gives the national government responsibility and rights in regulating property ownership. Third, Malaysia is subdivided into 14 states that each has their own land rules for the regulation of the ownership of land and buildings.

       The National Land Code was altered in 1992 to add controls on foreign purchase of real property. Specifically, the Code requires foreigners to obtain permission from the government for the purchase of agricultural, residential, or commercial land. Industrial land is excluded from this restriction.

       There are other significant restrictions. For example, foreign purchase of residential or commercial real estate for investment and not owner occupancy must be made through the formation of a Malaysian company that has not only 70% ownership by Malaysian citizens, but also 30% ownership by indigenous Malaysians. In addition, in any multi-unit residential development, foreign ownership is limited to specific percentages of overall units based on the type of multi-unit development: 10% of attached and semi-detached homes, 30% of multi-family or vacation homes.

       In recent years, the Malaysian government has relaxed its rules restricting foreign property ownership with the hope to stimulate the real estate market and to clear the inventory of commercial projects constructed during the boom years before the 1997-98 Asian financial crisis. The new rules, affected on April 25, 2001 allow non-Malaysians to purchase all types of properties without having to set up a company with local equity partners. Based on the rules, foreigners can also buy into projects on which construction has not started and borrow from local banks to finance their property purchases based on the new rules.

       Nevertheless, the rule that any property bought by non-Malaysians must be priced at a minimum of 250,000 Ringgit (about US$76,254 on 01-04-2008 exchange rate) has not been changed. In the past, foreigners had to establish a local firm with 49 percent Malaysian equity in order to buy a commercial property. Additionally, they had to obtain approval from the Foreign Investment Committee. To induce foreign companies, the government now let foreign firms own offices costing 250,000 Ringgit and above without local equity partners.

EMPLOYEES

       It is anticipated that the only employee of this business in the near future will be our President. All other operative functions, such as repairs and/or renovations to the real estate will be handled by independent contractors or consultants.

INVESTMENT POLICIES

       The following is a discussion of our investment policies regarding real estate and interests in real estate, real estate mortgages and securities of businesses engaged in real estate activities. Also included is a discussion of our policies regarding securities, lending and borrowing money, management of investments and related activities.

       Our policies have been determined by our Board of Directors. The Board does not currently contemplate any changes to these policies. However, the Board may change the policies without a vote or other approval of shareholders.

REAL ESTATE AND INTERESTS IN REAL ESTATE

       We propose to invest in a variety of real estate properties and interests. These investments will primarily involve personal residences (homes and units in apartment buildings) and entire residential buildings, commercial properties, undeveloped land and existing commercial properties for conversion to residential use.

       There are no limitations on the percentages of our assets which may be invested in any one property or type of property. After startup, we intend to limit investment in a single property to a maximum of 50% of our total assets. We do not have any policy which imposes a limitation on the number or amount of mortgages which may be placed on any one piece of property. Our policy will be to acquire assets primarily for possible capital gain.

INVESTMENTS IN REAL ESTATE MORTGAGES

       We do not currently propose to invest  in  mortgages on properties owned
by  others.   We  do not propose to engage in any activities  relating  to  the origination, servicing or warehousing of mortgages.

SECURITIES OF BUSINESSES ENGAGED IN REAL ESTATE ACTIVITIES OR OTHER BUSINESSES

       We do not currently propose to invest in securities of businesses primarily engaged in real estate activities or other businesses.

SECURITIES, LENDING AND BORROWING MONEY AND RELATED ACTIVITIES

       We have not engaged in any of the following activities since inception:

        o issuing senior securities

        o lending or borrowing money

        o investing in the securities of others for the purpose of acquiring control

        o underwriting the securities of others

        o purchasing and selling portfolio securities

        o offering securities in exchange for property

        o repurchasing our outstanding securities

       In connection with the acquisition of properties in the future, we propose to engage in borrowing money and in offering our equity securities to property owners as a means of paying for property acquisitions. We have no specific policy regarding the extent to which properties will be acquired with borrowed funds or our equity securities. Our method of paying for property acquisitions will depend on the type of property, the requirements of the seller, the value as collateral of the property, the market price of our equity at the time of such acquisitions and other factors.

MANAGEMENT OF INVESTMENTS

       We do not have in place or propose to make any arrangements regarding the use of other businesses to manage or service our properties, service our mortgages or provide investment advisory services.

LEGAL PROCEEDINGS

       We are not subject to any pending litigation, legal proceedings or claims.

                               PLAN OF OPERATION

       The following plan of operation provides information which we believe is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. We are a development stage company. Because we have not generated any revenue, we intend to report our plan of operation below.

       The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.

       Our operations have been devoted primarily to developing a business plan and raising capital for future operations and administrative functions. Because of uncertainties surrounding our development, we anticipate incurring development stage losses in the foreseeable future. Our ability to achieve our business objectives is contingent upon our success in raising additional capital until adequate revenues are realized from operations.

       During the next twelve months, we expect to take the following steps in connection with the development of our business and the implementation of our plan of operations:

       Raising Capital - we hope to raise $500,000 through the sale of our securities in this offering. We may find it difficult to raise that amount of capital required of us to commence full operation, because we are a development stage company with no history of operation. Provided that we are successful in raising a minimum of $125,000 from this offering, we believe we can commence operations on a limited scale for at least twelve months. In this event, we will only invest in properties that generate positive cash flow. If only the minimum amount or an amount not substantially in excess of the minimum amount is raised, we will need to raise additional funds from other sources to expand operations. There can be no assurance that we will be successful in raising the capital we require through the sale of our securities. However, our president and sole-director, Mr. Tay Chong Weng, has agreed to lend us up to $125,000, for a minimum term of 12 months with an interest rate equivalent to the Citibank, N.A. prime rate if we are unable to raise a minimum of $125,000 from this offering. Mr. Tay Chong Weng has represented to us that he has readily available liquid funds in excess of $125,000.

       Acquiring Properties - we intend to notify real estate brokers operating in geographical areas of interest to us that we are interested in acquiring suitable developed or undeveloped properties. When appropriate properties are identified, we will negotiate for an acceptable purchase price and terms. As consideration for any acquisition, we would use our capital, our equity and borrowed funds secured by the property acquired.

       Relationships with Banks - management intends to use the startup phase to introduce us to banks and other lending institutions that may be interested in making secured loans to us in order to pay for properties.

       Development of Properties - if we acquire undeveloped properties we will try to determine appropriate development plans for the property. We may engage outside consultants and property managers to assist us in developing these plans.

       Each of these steps present significant risks with respect to our ability to implement our plan of operations, which are discussed in the "Risk Factors" section of this registration statement.

       We intend to grow through internal development, strategic alliances, and acquisitions of properties. Because of uncertainties surrounding our development and limited operating history, we anticipate incurring development stage losses in the foreseeable future. Our ability to achieve our business objectives is contingent upon our success in raising additional capital until adequate revenues are realized from operations.

       There is intense competition in the real estate investment market with other companies that are much larger and both national and international in scope and which have greater financial resources than we have. At present, we require additional capital to make our full entrance into this industry.

       We are filing this registration statement with the U.S. Securities and Exchange Commission, in part, because we believe that an early registration of our equity securities will minimize some of the barriers to capital formation that otherwise exist. By having a registration statement in place, we believe that we will be in a better position, either to conduct a future public offering of our securities or to undertake a private placement with registration rights, than if we were a privately held company. Registering our shares may help minimize the liquidity discounts we may otherwise have to take in a future financing because investors will have a high degree of confidence that the Rule 144(c)(1) public information requirement will be satisfied and a public market may exist to effect Rule 144(g) broker transactions.

       We believe that the cost of registering our securities and undertaking the required disclosure obligations will be more than offset by being able to get better terms for future financing efforts.

FORWARD LOOKING STATEMENTS

       Certain statements in this report are forward-looking statements within the meaning of the federal securities laws. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, there are risks and uncertainties that may cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, identifying desirable properties, negotiating desirable investment terms, changes in the real estate market in Malaysia, changing interest rates, and a general downturn in the Malaysian economy.

                                  MANAGEMENT

EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

       Currently, we have one employee, Tay Chong Weng, who is our sole officer-director. In the future, we may add to our board. In general, the members of our board of directors will serve until the next annual meeting of stockholders, or until their successors have been elected. In general, the officers serve at the pleasure of the board of directors.

       Our current sole executive officer, key employee and director is:

Name                         Age       Position
----                         ---       --------
Tay Chong Weng               70        President, chief executive officer,
                                       chief financial officer and director

       The following is a brief description of the background of our sole officer-director and executive officer.

       Tay Chong Weng, age 70, has served as our president, chief executive officer, chief financial officer and director since our incorporation in January 30, 2007. For the past five years, Tay Chong Weng is a private investor, devoting most of his time managing his own investment in real estate, including residential real estate investments as well as income producing properties. His real estate experience involved the purchase and sale of properties, but did not include any development of unimproved property or the conversion of existing structures for new uses.

ADVISORY BOARD

       We plan to establish an advisory board consisting of members with experience in the areas of purchasing and selling real estate and development. The advisory board will meet periodically with our board of directors and management, which presently consists solely Tay Chong Weng, to discuss matters relating to our business activities. If sufficient funds are available, some of the members of the advisory board may serve as our consultants under consulting agreements for which they may be compensated.

EXECUTIVE COMPENSATION

       We have made no provisions for cash compensation to our sole officer-director.

STOCK OPTION PLAN

       On November 2, 2007, our shareholder and director adopted the 2007 Greater Asia Realty Holdings, Ltd. Stock Option Plan. The plan authorizes the granting of options to purchase up to 1,000,000 shares of our common stock. The board's responsibility will include the selection of option recipients, as well as, the type of option granted and the number of shares covered by the option and the exercise price. No options have been granted under the plan.

       Plan options may either qualify as non-qualified options or incentive stock options under Section 422 of the Internal Revenue Code. Any incentive stock option granted under the plan must provide for an exercise price of at least 100% of the fair market value on the date of such grant and a maximum term of ten years. If the employee owns more than 10% of our stock, the exercise price of any incentive option granted must be at least 110% of fair market value and must be exercised within five years after the grant.

       All of our officers, directors, key employees and consultants will be eligible to receive non-qualified options under the plan. Only officers, directors and persons who are formally employed by Greater Asia Realty Holdings, Ltd. are eligible to receive incentive options.

       All incentive options are non-assignable and non-transferable, except by will or by the laws of descent and distribution. If an optionee's employment is terminated for any reason other than death or disability, the stock option will lapse on the earlier of the expiration date or three months following the date of termination. If the optionee dies during the term of employment, the stock option will lapse on the earlier of the expiration date of the option or the date one-year following the date of death. If the optionee is permanently and totally disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code, the plan option will lapse on the earlier of the expiration date of the option or one year following the date of such disability.

EMPLOYMENT AGREEMENTS

       We have not entered into an employment agreement with our sole employee, and employment arrangements are all subject to the discretion of our board of directors, which currently consists solely of Tay Chong Weng.

       After the commencement of this offering, the board of directors, which presently consists solely of Tay Chong Weng, will consider entering into an employment agreement with Tay Chong Weng for which he may receive compensation.

                   INDEMNIFICATION OF SOLE OFFICER-DIRECTOR

       Our certificate of incorporation and bylaws indemnify our directors and officers to the fullest extent permitted by Delaware corporation law. Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers, and controlling persons, we are aware that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is unenforceable. At present, Tay Chong Weng is our sole officer-director.

                             PRINCIPAL SHAREHOLDER

       The following table presents certain information regarding beneficial ownership of our common stock as of December 31, 2007, by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each named executive officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

------------------------------- ----------------- ------------ ----------------------------------------------
                                     Shares         Percent               Percent after offering
                                  beneficially      before     --------------- --------------- --------------
Name of beneficial owner             owned         offering       25% sold        50% sold       100% sold
------------------------------- ----------------- ------------ --------------- --------------- --------------
Tay Chong Weng                        16,390,000        99.8%           99.1%           98.3%          96.9%
------------------------------- ----------------- ------------ --------------- --------------- --------------
Officers and directors (1) as
a group                               16,390,000        99.8%           99.1%           98.3%          96.9%
------------------------------- ----------------- ------------ --------------- --------------- --------------

   (1) The address of the director and executive officer is M-3-19, Plaza Damas, Sri Hartamas, 50480 Kuala Lumpur, Malaysia. The telephone and fax number at this location is (603) 2178-4947.

   (2) Included   in   the  above  table,  in  the  after-offering   percentage
       calculations, are 25,000 common shares which were issued on November 14, 2007 to our securities counsel, Gary L. Blum, Esq.


                             CERTAIN TRANSACTIONS

       Upon formation on January 30, 2007, the Board of Directors issued 1,390,000 shares of common stock for $139 in services to Tay Chong Weng, the founding shareholder of the Company, to fund organizational start-up costs. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933.

       On February 12, 2007, the Board of Directors issued 15,000,000 shares of common stock to our founding shareholder for the development of our business concept and plan. The services were valued at $1,500. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933.

       We utilize the office space and equipment of our stockholder at no cost. Management estimates such amounts to be immaterial.

       On November 1, 2007, Tay Chong Weng agreed, in a letter of commitment to us, that if we do not receive the minimum amount required to proceed with our business plan, from this offering or other financings, he will lend up to $125,000 to us for at least 12 months with interest at Citibank's prime rate. Tay Chong Weng has represented to us that he has readily available liquid funds in excess of $125,000.

                         DESCRIPTION OF CAPITAL STOCK

       Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share.

       As of December 31, 2007, there were 16,415,000 shares of our common stock issued and outstanding. None of our preferred stock has been issued. If all of the units in this offering are sold, there will be 16,915,000 shares of common stock and no preferred stock outstanding. If 25% of the offering is sold, there will be 16,540,000 shares of common stock outstanding. If 50% of the offering is sold, there will be 16,665,000 shares of common stock outstanding. The total number of shares to be outstanding includes 25,000 shares of common stock which were issued on November 14, 2007 to Gary L. Blum, Esq., our securities counsel.

       All material provisions of our capital stock are summarized in this prospectus. We have filed copies of these documents as exhibits to the registration statement of which this prospectus forms a part.

COMMON STOCK

       All holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. All common stockholders have no cumulative voting rights with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. All holders of common stock are entitled to receive dividends and other distributions when, as and if, declared by the board of directors out of funds legally available. Stockholders should not expect to receive any cash dividends on their shares in the foreseeable future.

       Upon our liquidation or dissolution, all holders of our common stock will be entitled to share in the distribution of all assets remaining after payment of all debts, liabilities and expenses, and after providing for each class of stock, if any, having preference over our common stock. Our common stockholders have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

       In the opinion of our securities counsel, Gary L. Blum, Esq., all of the outstanding shares of common stock, including the shares being offered, will be fully paid and non-assessable. Our directors, presently consisting solely of Tay Chong Weng, at their discretion, may borrow funds without stockholder prior approval, which potentially further reduces the liquidation value of our company's shares.

       Our common stock has no preemptive rights. The absence of these rights could, upon our sale of additional shares of common stock, result in the dilution of each stockholder's percentage ownership. Preemptive rights generally are not used in modern corporations because they delay, complicate and increase the cost of financing by the sale of stock or convertible securities.

PREFERRED STOCK

       Pursuant to our certificate of incorporation, our board of directors, presently consisting solely of Tay Chong Weng, without shareholder approval, is authorized to issue preferred stock in one or more series. It can fix the number of shares constituting any series, and can fix the terms, including the rights pertaining to dividends, conversions, voting, redemption and liquidation.

       If we issue preferred stock, it may have the effect of discouraging, delaying, or preventing a change in control of our company. The rights and privileges of our common stockholders are subject to, and may be adversely affected by, the rights of the holders of our preferred stock. While we do not have plans to issue any shares of preferred stock at the present time, this may change at any time in the future.

WARRANTS

       The Class A and Class B warrants will be issued in accordance with the warrant agreement between Holladay Stock Transfer, Inc., the warrant agent, and us. Each Class A warrant will entitle the holder to purchase one share of our common stock upon payment of $0.50 prior to its expiration date. Each Class B warrant will entitle the holder to purchase one share of our common stock upon payment of $0.75 prior to its expiration date. The Class A warrants will expire at 5:00 P.M. New York City Time, January 16, 2009. The Class B warrants will expire at 5:00 P.M. New York City Time, January 16, 2010. Other than the exercise price and the expiration date there are no differences between the Class A warrants and Class B warrants. The Class A and Class B warrants are being registered in this offering.

       Commencing immediately, we may redeem your warrants upon 30 days notice at $0.01 per warrant when the closing bid price of the common stock equals or exceeds $1.00 in the case of the Class A warrants and $1.50 in the case of the Class B warrants for 20 consecutive trading days ending three days prior to the mailing of the notice of redemption. You will have the right to exercise your warrants until the close of business on the date fixed for redemption. If we redeem any of the warrants, then we must redeem all of the warrants remaining unexercised at the end of the redemption period.

       The exercise price of the warrants and the number of shares of common stock that may be issued upon the exercise of the warrants will be adjusted upon the occurrence of specific events, including stock dividends, stock splits, combinations or reclassifications of our common stock. An adjustment will also be made in the case of a reclassification or exchange of common stock, consolidation or merger other than a consolidation or merger in which we are the surviving corporation, or sale of all or substantially all of our assets, in order to enable warrant holders to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of common stock that might otherwise have been purchased upon the exercise of the warrant.

       The warrants are in registered form and may be presented to the warrant agent for transfer, exchange or exercise at any time on or prior to their expiration date, at which time they will be void and have no value. If a market for the warrants develops, the holder may sell the warrants instead of exercising them. There can be no assurance, however, that a market for the warrants will develop or, if developed, will continue.

       The warrants are not exercisable unless, at the time of the exercise, we have a current prospectus covering the shares of common stock issuable upon exercise of the warrants, and such shares have been registered, qualified or deemed to be exempt under the securities or blue sky laws of the state of residence of the exercising holders of the warrants. Although we have undertaken to use our best efforts to have all of the shares of common stock issuable upon exercise of the warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the warrants, there can be no assurance that we will be able to do so.

       Although the securities will not knowingly be sold to purchasers in jurisdictions in which the securities are not registered or otherwise qualified for sale, investors in such jurisdictions may purchase warrants in the secondary market or investors may move to jurisdictions in which the shares underlying the warrants are not so registered or qualified during the period that the warrants are exercisable. In such event, we would be unable to issue shares to those persons desiring to exercise their warrants, and holders of warrants would have no choice but to attempt to sell the warrants in
jurisdictions   where  such  sale  is  permissible  or  allow  them  to  expire unexercised.

       The holder of any warrant may exercise the warrant by surrendering the warrant certificate to the warrant agent, with the subscription form properly completed and executed, together with payment of the exercise price. No fractional shares will be issued upon the exercise of the warrants. The exercise price of the warrants bears no relationship to any objective criteria of value and should in no event be regarded as an indication of any future market price of the securities offered in this offering.

       We and the warrant agent may make such modifications to the warrants as we consider necessary and desirable that do not adversely affect the interests of the warrant holders. We may, in our sole discretion, lower the exercise price of the warrants for a period of no less than 30 days on not less than 30 days prior written notice to the warrant holders and the representative. Modification of the number of shares that may be acquired upon the exercise of any warrant, the exercise price, other than as provided in the preceding sentence, and the expiration date with respect to any warrant requires the consent of at least two-thirds of the outstanding warrants. If we materially alter the terms of the warrants, we will have to file a post-effective amendment to reflect that modification.

       Holders of the warrants have no voting rights until such time as the warrants are exercised and our underlying common stock is issued to the holder. Upon the issuance of our common stock to the holders of the warrants, the holders shall have the same rights as any other shareholder owning our common stock.

LACK OF TRADING MARKET FOR SECURITIES

       Our common stock is not listed or quoted at the present time. Upon completion of this offering, we plan to obtain a sponsoring market maker to file a Form 211 application with the Financial Industry Regulatory Authority ("FINRA") for approval to have our securities quoted on the OTC Bulletin Board. The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. Although the OTC Bulletin Board is not a stock exchange, but rather, a market maker driven quotation service, quotation on the OTC Bulletin Board would afford our shareholders the opportunity to sell their securities in a public market providing them with liquidity, though not comparable to the liquidity afforded to NASDAQ or exchange listed securities. Additionally, because OTC Bulletin Board stocks are usually not followed by analysts, there may be significantly lower trading volume than for NASDAQ-listed or exchange listed securities.

       We do not plan to take any steps to engage a sponsoring market maker any earlier than 60 days prior to the completion of the offering. We believe that it will require at least 60 days to make application to have our securities quoted on the OTC Bulletin Board. There is no assurance that we will be able to obtain a sponsoring market maker to file a Form 211 and there is no assurance that if the Form 211 were filed that approval would be granted so that our securities would be permitted to trade on the OTC Bulletin Board. Therefore, there can be no assurance that a public market for our common stock and or our warrants will ever develop. And, if a public market for shares of our common stock does develop, there can be no assurance that they can be resold at the offered price, or that a public market for our securities may be sustained even if developed.

PENNY STOCK STATUS

       If and when we create a market for our common stock, and if the market price of our common stock declines below $5.00, it will be considered a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This will make it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

       Prior to the transaction:

        o   to approve the person's account for transactions in penny stocks by
            obtaining   information  from  the  person  regarding  his  or  her
            financial situation, investment experience and objectives

        o   to  reasonably   determine,   based   on   that  information,  that
            transactions in penny stocks are suitable for the person

        o   that  the  person  has  sufficient  knowledge  and   experience  in
            financial matters

        o that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks

        o the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person

        o the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions in a penny stock.

       After the account is opened, but prior to transaction:

        o the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

        o the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker-dealer, other than a person whose function is solely clerical or ministerial.

        o unless exempted by the rules, the broker or dealer is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security.

       Imposing these reporting and disclosure requirements on a broker or dealer makes it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers unless the broker or dealer complies with such requirements. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for our securities.

                             PLAN OF DISTRIBUTION

       The offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter or broker. We will offer the units directly to investors through our president, Tay Chong Weng, who will offer the units by prospectus filed with the SEC, to friends, business associates and contacts, and by direct mail to investors who have indicated an interest in our company. Tay Chong Weng may make sales, on our behalf, as he will be relying on the exemption provided by Rule 3(a)4-1 under the Securities Exchange Act of 1934, which permits him to sell securities under certain circumstances without registration as a securities broker. Tay Chong Weng will not receive any commissions or other remuneration based either directly or indirectly on transactions in our securities for his efforts in making any such offers or sales. Tay Chong Weng is not a registered broker-dealer or an affiliate of a broker-dealer. Furthermore, Tay Chong Weng shall conduct his selling activity in accordance with paragraph (a)(4)(ii) of Rule 3(a)4-1, in that he primarily performs substantial duties for the issuer other than in connection with transactions in securities; he is not a broker or dealer nor has he been affiliated with a broker or dealer in the last 12 months; and he does not participate in selling an offering of securities more than once every 12 months other than as permitted under Rule 3(a)4-1. Further, Tay Chong Weng is not an associated person of a broker or dealer.

       The offering will begin on the date of this prospectus and remain open for 12 months thereafter, unless the maximum proceeds are received earlier or we decide to stop selling our securities. We may stop selling our securities due to a lack of investor interest, unfavorable market conditions or other unforeseen events.

       We reserve the right to reject any subscription in whole or in part or to allot to any prospective investor less than the number of units subscribed. We reserve this right to reject any subscription to prevent ownership of our securities by individuals or entities that may not be in our best interest.

       The units in this offering are being sold under a "best efforts, no minimum" basis. Therefore, there is no requirement that we must sell a specified number of units before the proceeds of the offering become available to us. We may sell only a nominal amount of units and receive only minimal proceeds from this offering. We will not escrow any of the proceeds received from the sale of units before we terminate the offering. Upon acceptance of a subscription, the proceeds from that subscription will be immediately available for our use and the investor will have no assurance that we will sell all or any part of the remaining units offered.

                                TRANSFER AGENT

       Holladay Stock Transfer, Inc, 2939 North 67th Place, Scottsdale, AZ 85251 will be the transfer agent for our common stock and warrants at the completion of this offering. Up until the present time, we have acted as our own transfer agent and registrar.

                        SHARES ELIGIBLE FOR FUTURE SALE

       Upon completion of this offering, we will have a maximum of 16,915,000 shares of issued and outstanding common stock and warrants to acquire a maximum of 3,000,000 shares of our common stock. The common stock and Class A and Class B warrants sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any of our shares purchased by an "affiliate." "Affiliate" is defined by the Securities Act and specifies whether certain shares are subject to the resale limitations of Rule 144 promulgated under the Securities Act.

       Generally, shares of stock owned by insiders, officers, directors and those individuals who purchased shares in private transactions are restricted securities and may be sold under Rule 144, in brokerage transactions and or market maker transactions, after one year provided they comply with the Rule 144 volume limitations. Under Rule 144, sales in a three-month period are limited to an amount equal to the greater of either one percent of our issued and outstanding common stock or the average weekly trading volume of the common stock during the four weeks prior to such sale. Rule 144 also permits the sale of shares without any quantity limitation by a person who is not our affiliate and who has satisfied a two-year holding period.

       There will be approximately 16,415,000 shares of common stock that are restricted securities as that term is defined in Rule 144. Future sales under Rule 144 may have an adverse effect on the market price of the shares of common stock.

                                 LEGAL MATTERS

       Gary L. Blum, Esq., Los Angeles, CA, our securities counsel, had passed on the validity of the common stock and warrants being offered by us. Mr. Blum received 25,000 shares of restricted common stock from us as payment for such legal services.

                                    EXPERTS

       Stan J.H. Lee, CPA, independent registered public accountant, registered with the Public Company Accounting Oversight Board, has audited our financial statements to the extent and for the periods set forth in his report. Our financial statements are included in this prospectus in reliance upon his report, given upon his authority as an expert in accounting and auditing.

                             AVAILABLE INFORMATION

       We have filed with the U.S. Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

       The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at 100 F Street NE, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

       We will furnish to our shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

FINANCIAL STATEMENTS

       Our financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles of the United States of America. The following financial statements pertaining to Greater Asia Realty Holdings, Ltd. are filed as part of this registration statement:










            [The balance of this page is intentionally left blank]

                      GREATER ASIA REALTY HOLDINGS, LTD.
                      ----------------------------------
                         (A DEVELOPMENT STAGE COMPANY)
                         -----------------------------

                         AUDITED FINANCIAL STATEMENTS
                         ----------------------------

                              DECEMBER 31, 2007
                              -----------------

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm                    F-1

Balance Sheet                                                              F-2

Statement of Operations                                                    F-3

Statement of Changes in Stockholders' Equity (Deficit)                     F-4

Statement of Cash Flows                                                    F-5

Notes to Financial Statements                                              F-6

                      [LETTERHEAD OF STAN J.H. LEE, CPA]


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
Greater Asia Realty Holdings, Ltd.
(A Development Stage Company)

We have audited the accompanying balance sheet of Greater Asia Realty Holdings, Ltd. as at December 31, 2007 and the related statements of operation, changes in shareholders' equity and cash flows for the period from January 30, 2007 (inception) to December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Greater Asia Realty Holdings, Ltd. as at December 31, 2007, and the results of its operation and its cash flows for the period from January 30, 2007 (inception) to December 31, 2007 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has not established any source of revenue to cover its operating costs and losses from operations raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Stan J.H. Lee, CPA
----------------------------------
Stan J.H. Lee, CPA
January 5, 2008
Chula Vista CA





         REGISTERED WITH THE PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD


                      GREATER ASIA REALTY HOLDINGS, LTD.
                        (A DEVELOPMENT STAGE COMPANY)
                                BALANCE SHEET

                                                                 AS AT
                                                                DECEMBER
                                                                31, 2007
                                                              ------------
                                   ASSETS

    CURRENT ASSETS

          Cash                                                $         --
                                                              ------------

    TOTAL CURRENT ASSETS                                                --
                                                              ------------

          TOTAL ASSETS                                        $         --
                                                              ============


                 LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

    CURRENT LIABILITIES

          Shareholder Advances                                $      1,127
          Accounts Payable                                           1,100
                                                              ------------

    TOTAL CURRENT LIABILITIES                                        2,227
                                                              ------------

          TOTAL LIABILITIES                                          2,227


    STOCKHOLDERS' EQUITY (DEFICIT)

         Preferred stock, ($.0001 par value, 20,000,000
          shares authorized; none issued and outstanding.)              --

         Common stock ($.0001 par value, 250,000,000
          shares authorized; 16,415,000 shares issued and
          outstanding as of December 31, 2007)                       1,642

         Additional paid-in capital                                  2,497

         Deficit accumulated during development stage               (6,366)
                                                              ------------
    TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                            (2,227)

                                                              ------------

    TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)        $         --
                                                              ============

                       See Notes to Financial Statements


                    GREATER ASIA REALTY HOLDINGS, LTD.
                      (A DEVELOPMENT STAGE COMPANY)
                        STATEMENTS OF OPERATIONS


                                                           JANUARY 30, 2007
                                                             (INCEPTION)        CUMULATIVE
                                                               THROUGH        SINCE INCEPTION
                                                             DECEMBER 31,     AT DECEMBER 31,
                                                                 2007              2007
                                                           ---------------    ---------------

    REVENUES

        Revenues                                           $            --    $            --
                                                           ---------------    ---------------

    TOTAL REVENUES                                                      --                 --

    GENERAL & ADMINISTRATIVE EXPENSES
        Organization and related expenses                              139                139
        General and admistrative expenses                            6,227              6,227
                                                           ---------------    ---------------

    TOTAL GENERAL & ADMINISTRATIVE EXPENSES                          6,366              6,366
                                                           ---------------    ---------------

    NET LOSS                                               $        (6,366)   $        (6,366)
                                                           ===============    ===============


    BASIC LOSS PER SHARE                                   $         (0.00)   $         (0.00)
                                                           ===============    ===============

    WEIGHTED AVERAGE NUMBER OF
      COMMON SHARES OUTSTANDING - BASIC AND
      DILUTED                                                   16,415,000         16,415,000
                                                           ===============    ===============

                       See Notes to Financial Statements


                                                GREATER ASIA REALTY HOLDINGS, LTD.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                     STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                   FROM JANUARY 30, 2007 (INCEPTION) THROUGH DECEMBER 31, 2007


                                                                                                  DEFICIT
                                                                                                ACCUMULATED
                                          COMMON           COMMON           ADDITIONAL            DURING
                                           STOCK            STOCK             PAID-IN           DEVELOPMENT
                                                           AMOUNT             CAPITAL              STAGE           TOTAL
                                         ----------      ----------         ----------          -----------     ----------

Shares issued for formation expenses
at $.0001 per share, January 30, 2007
(inception)                               1,390,000      $      139         $       --          $       --      $      139

Shares issued for services rendered at
$.0001 per share, February 12, 2007      15,000,000           1,500                 --                  --           1,500

Shares issued for services rendered at
$.10 per share, November 14, 2007            25,000               3              2,497                  --           2,500

Net loss, for the period ended
December 31, 2007                                --              --                 --              (6,366)         (6,366)
                                         ----------      ----------         ----------          -----------     ----------
Balance,  December 31, 2007              16,415,000      $    1,642         $    2,497          $   (6,366)     $   (2,227)
                                         ==========      ==========         ==========          ===========     ==========

                       See Notes to Financial Statements


                                 GREATER ASIA REALTY HOLDINGS, LTD.
                                   (A DEVELOPMENT STAGE COMPANY)
                                     STATEMENTS OF CASH FLOWS

                                                                                               CUMULATIVE
                                                                          JANUARY 30, 2007        SINCE
                                                                            (INCEPTION)        (INCEPTION)
                                                                              THROUGH            THROUGH
                                                                            DECEMBER 31,       DECEMBER 31,
                                                                                2007              2007
                                                                          ---------------    ---------------

    CASH FLOWS FROM OPERATING ACTIVITIES

        Net income (loss)                                                 $        (6,366)   $        (6,366)

        Issuance of stock for formation expenses                                      139                139

        Issuance of stock for services rendered                                     4,000              4,000
                                                                          ---------------    ---------------

         NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES              $        (2,227)   $        (2,227)

    CASH FLOWS FROM INVESTING ACTIVITIES

         NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES              $            --    $            --
                                                                          ---------------    ---------------

    CASH FLOWS FROM FINANCING ACTIVITIES

        Advances from stockholder                                                   1,127              1,127
        Accounts payable                                                            1,100              1,100
                                                                          ---------------    ---------------

         NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES              $         2,227    $         2,227
                                                                          ---------------    ---------------

        NET INCREASE (DECREASE) IN CASH                                   $            --    $            --

        CASH AT BEGINNING OF YEAR                                                      --                 --
                                                                          ---------------    ---------------

        CASH AT END OF YEAR                                               $            --    $            --
                                                                          ===============    ===============

    NONCASH INVESTING AND FINANCING ACTIVITIES:

    Common stock issued for services rendered                             $         4,139    $         4,139
                                                                          ===============    ===============

    SUPPLEMENTAL DISCLOSURES OF CASH FLOW
    INFORMATION:

    Interest paid                                                         $            --    $            --
                                                                          ===============    ===============

    Income taxes paid                                                     $            --    $            --
                                                                          ===============    ===============

                       See Notes to Financial Statements

                       GREATER ASIA REALTY HOLDINGS, LTD.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM JANUARY 30, 2007 (INCEPTION) TO DECEMBER 31, 2007

NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

Greater Asia Realty Holdings, Ltd. (the "Company") was incorporated in the State of Delaware on January 30, 2007 in order to create and realize value by identifying and making opportunistic real estate investments by the direct acquisition, rehabilitation, financing and management of real properties in Malaysia.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION - DEVELOPMENT STAGE COMPANY

The Company has not earned any revenue from operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Company" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

ACCOUNTING METHOD

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of

                       GREATER ASIA REALTY HOLDINGS, LTD.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM JANUARY 30, 2007 (INCEPTION) TO DECEMBER 31, 2007

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. There were no current or deferred income tax expenses or benefits due to the Company not having any material operations for period ended December 31, 2007.

BASIC EARNINGS (LOSS) PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective January 30, 2007 (inception).

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

IMPACT OF NEW ACCOUNTING STANDARDS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

NOTE 3.  GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 4.  RELATED PARTY TRANSACTIONS

On  January  30,  2007, the Company issued 1,390,000 shares of common stock for
$139  in  services  to   the  founding  shareholder  of  the  Company  to  fund
organizational start-up costs.

On February 12, 2007, the Company issued 15,000,000 shares of common stock to the founding shareholder for the development of our business concept and plan. The services were valued at $1,500.

As of December 31, 2007, the Company owed the President and CEO of the Company an outstanding balance of $1,127 for expenses incurred on its behalf. The advance is non-interest bearing and no interest has been accrued.

NOTE 5.   SHAREHOLDER'S EQUITY

Upon formation, the Board of Directors issued 1,390,000 shares of common stock for $139 in services to the founding shareholder of the Company to fund organizational start-up costs.

On February 12, 2007, the Company issued 15,000,000 shares of common stock to our founding shareholder for the development of our business concept and plan. The services were valued at $1,500.

On November 14,  2007, the Company issued 25,000 shares of common stock to Gary
L. Blum for legal services rendered in connection with the Company's proposed public offering of securities. The services were valued at $2,500.

The stockholders' equity section of the Company contains the following classes of capital stock as of December 31, 2007:

 o Common stock, $ 0.0001 par value: 250,000,000 shares authorized; 16,415,000 shares issued and outstanding.

 o Preferred   stock,   $   0.0001  par  value:  20,000,000  shares authorized;
    but not issued and outstanding.

NOTE 6.  STOCK OPTION PLAN

On November 2, 2007, the Company adopted the 2007 Greater Asia Realty Holdings, Ltd. Stock Option Plan ("Plan"). The Plan provides for the issuance of up to 1,000,000 shares for options over a ten-year period. Under provisions of the Plan, the purchase price for a share of stock subject to the options shall not be less than 100% of the fair market value of the stock at the date of grant. As of December 31, 2007 no options had been granted under the Plan.

NOTE 7.  PROPOSED INITIAL PUBLIC OFFERING

On December 3, 2007, the Company filed with the U.S. Securities and Exchange Commission, a registration statement on Form SB-2 in connection with a proposed $500,000 initial public offering of 500,000 units at $1.00 per unit, each consisting of one share of common stock, two Class A warrants and four Class B warrants. The Company will manage the offering without any underwriter. The Company plans to have its officers sell the Units without any discounts or other commissions. As at December 31, 2007, the filing has not been declared effective by the U.S. Securities and Exchange Commission.

                            SUBSCRIPTION AGREEMENT

                        INVESTOR SUBSCRIPTION AGREEMENT

                                      FOR

                      GREATER ASIA REALTY HOLDINGS, LTD.

Persons interested in purchasing units of Greater Asia Realty Holdings, Ltd. must return this completed subscription agreement along with a wire transfer, check or money order for their total payment, payable only to:

Greater Asia Realty Holdings, Ltd.
Attn: Mr. Tay Chong Weng, Pres.
M-3-19 Plaza Damas, Sri Hartamas
50480, Kuala Lumpur, Malaysia

If and when accepted by us, this subscription agreement shall constitute a subscription for units consisting of one share of our common stock, two Class A warrants and four Class B warrants.

An accepted copy of this agreement will be returned to you as your receipt, and certificates for your stock and warrants will be issued to you shortly thereafter.

Method of payment:[ ] Check, [ ] Money Order, [ ] Wire(e-mail for instructions: tcwkl@hotmail.com) payable only to: Greater Asia Realty Holdings, Ltd.

I hereby irrevocably tender this subscription agreement for the purchase of _________ units at $1.00 per unit. With this subscription agreement, I tender payment in the amount of $__________ for the units subscribed.

In connection with this investment, I represent and warrant as follows:

(a) Prior to tendering payment for the shares, I received your final prospectus dated _____________, 2007.

(b) I am a bona fide resident of the state of ________________________.

Please issue the securities, which I am purchasing as follows:

Individual(s)-if more than one owner, please issue as follows:

[ ] TENANTS-IN-COMMON (all parties must sign--each investor has an undivided interest)

[ ] JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (all parties must sign--joint ownership)

[ ] MINOR WITH ADULT CUSTODIAN UNDER THE UNIFORM GIFT TO MINORS ACT IN YOUR STATE (the minor will have sole beneficial ownership)__________________
                                                              (minor's name)

Investor No. 1                         Investor No. 2


________________________________       ________________________________
Street (residence address)             Street (residence address)

________________________________       ________________________________
City            State    Zip           City            State    Zip

________________________________       ________________________________
Home Phone      Business Phone         Home Phone      Business Phone

________________________________       ________________________________
Fax             E-mail                 Fax             E-mail

________________________________       ________________________________
Social Security Number                 Social Security Number
(if applicable)                        (if applicable)

________________________________       ________________________________
Signature               Date           Signature               Date


ACCEPTED BY: Greater Asia Realty Holdings, Ltd.


__________________________________________
Name,               Title       Date

                  SUBSCRIPTION FORM FOR OTHER THAN INDIVIDUAL

Purchasers of units of Greater Asia Realty Holdings, Ltd., other than individuals, must complete this form for the proper entity that will hold title to the units. Send this completed subscription agreement along with a wire transfer, check or money order for the total payment, payable only to:

Greater Asia Realty Holdings, Ltd.
Attn: Mr. Tay Chong Weng, Pres.
M-3-19 Plaza Damas, Sri Hartamas
50480, Kuala Lumpur, Malaysia

If and when accepted by us, this subscription agreement shall constitute a subscription for units consisting of one share of our common stock, two Class A warrants and four Class B warrants.

An accepted copy of this agreement will be returned to you as your receipt, and certificates for your stock and warrants will be issued to you shortly thereafter.

Method of payment:[ ] Check, [ ] Money Order, [ ] Wire(email for instructions: tcwkl@hotmail.com) payable only to: Greater Asia Realty Holdings, Ltd.

We hereby irrevocably tender this subscription agreement for the purchase of _________ units at $1.00 per unit. With this subscription agreement, we tender payment in the amount of $__________ for the units subscribed.

In connection with this investment, we represent and warrant as follows:

(a) Prior to tendering payment for the shares, we have received your final prospectus dated _________, 2007.

(b) Our entity is domiciled in the state of ________________________.

ENTITY:

[ ]    CORPORATION (authorized agent of corporation must sign)

[ ]    EXISTING PARTNERSHIP (at least one partner must sign)

[ ]    TRUST (all trustees must sign)


Name of Entity

_____________________________________________________________________________

Authorized Agent (print name above)

_____________________________________________________________________________

Title of Authorized Agent

_____________________________________________________________________________

Social Security or Federal Identification Number of Entity (if applicable)

_____________________________________________________________________________

Street (business address) or address of Registered Agent

_____________________________________________________________________________

City                                  State               Zip

_____________________________________________________________________________

Business Telephone or Home Telephone of Registered Agent

_____________________________________________________________________________

Fax                                         E-mail

_____________________________________________________________________________

The undersigned acknowledges that the foregoing information is true, accurate, and complete.

_____________________________________________________________________________

Name                                                       Date

For a Trust, all Trustees must sign. Add a line for each.


ACCEPTED BY: Greater Asia Realty Holdings, Ltd.

_____________________________________________________________________________
Name,                              Title                   Date

                                 500,000 UNITS

                                    [LOGO]

                      GREATER ASIA REALTY HOLDINGS, LTD.

                                  PROSPECTUS

                               JANUARY 16, 2008